Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
James D. Nesci
President and Chief Executive Officer
BlueFoundryBank.com
jnesci@bluefoundrybank.com
201-972-8900

Blue Foundry Bancorp Reports Third Quarter 2021 Results

RUTHERFORD, NJ, --October 22, 2021-- Blue Foundry Bancorp (NASDAQ:BLFY) (the “Company”), the holding company for Blue Foundry Bank (the “Bank”), today reported a net loss of $14.97 million, or $0.68 per diluted common share, for the three months ended September 30, 2021 compared to a net loss of $1.7 million for the three months ended September 30, 2020, and a net loss of $16.7 million for the nine months ended September 30, 2021, compared to a net loss of $29.7 million for the nine months ended September 30, 2020.

Third quarter results include one-time pre-tax expenses of $19.6 million related to a withdrawal from the Company’s pension of $9.2 million, a contribution to the newly formed Blue Foundry Charitable Foundation, Inc. of $9.0 million, and the prepayment of Federal Home Loan Bank of New York borrowings of $1.4 million. Adjusted pre-provision net revenue for the three months ended September 30, 2021 was a loss of $647 thousand compared to a loss of $1.9 million for the three months ended September 30, 2020, and a loss of $4.7 million for the nine months ended September 30, 2021, compared to a net loss of $4.4 million for the nine months ended September 30, 2020.

Total assets increased $81.8 million, or 4.2%, to $2.02 billion at September 30, 2021 from $1.94 billion at December 31, 2020.

On July 15, 2021, the Company became the holding company for the Bank when Blue Foundry, MHC completed its conversion into the stock holding company form of organization. In connection with the conversion, the Company sold 27,772,500 shares of common stock at a price of $10 per share, for gross proceeds of $277.7 million. The Company also contributed 750,000 shares of common stock and $1.5 million in cash to Blue Foundry Charitable Foundation, Inc. Shares of the Company’s common stock began trading on July 16, 2021 on the Nasdaq Global Select Market under the trading symbol “BLFY.”

James Nesci, President and Chief Executive Officer, commented: “During our first quarter as a public entity, Blue Foundry has executed initiatives to ensure the long term stability and eventual profitability of the Company. We are excited for our future as a public company and will continue to leverage our capital to grow our core businesses, invest in our infrastructure, and differentiate our brand.”

Balance Sheet Summary:

Cash and cash equivalents. Cash and cash equivalents increased $7.9 million to $324.3 million at September 30, 2021 from $316.4 million at December 31, 2020.

Gross Loans. Gross loans held for investment decreased $29.2 million, or 2.28%, to $1.25 billion at September 30, 2021 from $1.28 billion at December 31, 2020. The most significant drivers were net increases in Multifamily loans exceeded by net payoffs and amortization in Residential One-to-Four Family and construction loans as well as the ongoing forgiveness programs within the Commercial & Industrial portfolio attributable to loans made pursuant to the Paycheck Protection Program. For the nine months ended September 30, 2021, there were $161.5 million in originations of Multifamily loans partially offset by $77.5 million of payoffs and amortization, and $43.9 million of originations in Commercial & Industrial (PPP loans) more than offset by $53.7 million in payoffs/forgiveness and amortization. The decrease in One-to-Four Family loans was primarily driven by $139.0 million in payoffs and amortization, partially offset by $49.6 million of production, including $28.7 million in whole loan purchases.

Summary of loans receivable, net at September 30, 2021 and December 31, 2020, is as follows:

	September 30, 2021	December 31, 2020
	(Dollars in thousands)
Residential one-to-four family	$522,213	$611,603
Multifamily	511,408	427,436
Non-residential	130,823	128,141
Construction and land	21,337	33,691
Junior liens	19,540	23,814
Commercial and Industrial (PPP)	44,262	54,053
Consumer and other	80	99
Total loans	1,249,663	1,278,837

Deferred fees, costs and discounts, net	4,560	5,236
Allowance for loan losses	(15,248)	(16,959)
	(10,688)	(11,723)
Loans receivable, net	$1,238,975	$1,267,114

Securities Available-For-Sale. Securities available-for-sale increased $69.6 million, or 28.4%, to $314.1 million at September 30, 2021 from $244.6 million at December 31, 2020. During the nine months ended September 30, 2021, purchases of residential mortgage-backed securities, agency bonds, and corporate bonds were executed as interest rates rose. No securities were sold or liquidated during the nine months ended September 30, 2021.

Total Deposits. Total deposits totaled $1.27 billion at September 30, 2021. Deposits decreased $90.6 million, or 7% from December 31, 2020. Checking and savings accounts increased $105.4 million, or 16%, to $744.1 million at September 30, 2021 from $638.8 million at December 31, 2020. This was offset by time deposit decreases of $195.9 million, or 27.3%, to $521.5 million at September 30, 2021 from $717.4 million at December 31, 2020. These changes resulted in the ratio of time deposits to total deposits decreasing from 52.9% at December 31, 2020 to 41.2% at September 30, 2021, and a decline in the blended deposit cost of funds to 0.46% at September 30, 2021 from 0.92% at December 31, 2020.

Borrowings. The Company had $247.6 million of borrowings at September 30, 2021, compared to $329.4 million of borrowings at December 31, 2020. The Bank extinguished $49.3 million in borrowings from the Federal Home Loan Bank of New York, incurring a prepayment penalty of $1.4 million. These borrowings had a weighted average rate of 2.55% and a weighted average remaining life of 1.15 years. Additionally $32.5 million of borrowings matured during the nine months ended September 30, 2021.
Total Equity. Shareholders’ total equity increased by $242.6 million to $448.2 million at September 30, 2021 compared to $205.6 million at December 31, 2020 primarily due to the conversion to a fully stock company as of July 15, 2021. The Bank’s capital ratios remain above the FDIC’s “well capitalized” standards.

Results of Operations:

Net Interest Income and Margin. For the three months ended September 30, 2021 net interest income was $11.1 million, an increase of $1.5 million from the same period in 2020. For the nine months ended September 30, 2021 net interest income was $30.6 million, an increase of $0.9 million compared to $29.7 million for same period in 2020. Interest income declined $1.1 million and $5.6 million for the three and nine months ended September 30, 2021, respectively, driven by lower loan volume and to a lesser extent, the lower interest rate environment. This decline was offset by an improvement in interest expense of $2.5 million and $6.5 million for the three and nine months ended September 30, 2021, respectively, driven by the maturity of higher cost time deposits and the lower cost of funds on remaining deposits.

Our net interest margin increased by 16 basis points to 2.15% for the quarter ended September 30, 2021, from 1.99% for the trailing quarter. The yield on interest earning assets and net interest margin benefited from the utilization of the Bank’s cash position. The weighted average yield on interest-earning assets decreased 5 basis points to 2.73% for the quarter ended September 30, 2021, from 2.78% for the quarter ended June 30, 2021, while the weighted average cost of interest-bearing deposits decreased 19 basis points to 0.52% for the quarter ended September 30, 2021, compared to 0.71% for the trailing quarter. Our cost of total average deposits was 0.46% for the quarter ended September 30, 2021 as compared to 0.63% for the trailing quarter.

Net interest margin for the three months ended September 30, 2021 increased by 9 basis points to 2.15%, from 2.06% for the three months ended September 30, 2020. The yield on average interest earning assets decreased by 51 basis points from the three months ended September 30, 2020 mostly due to higher cash balances with minimal yield. The overall cost of average interest bearing liabilities decreased 58 basis points to 0.77% for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 due to repricing of higher cost time deposits, a lower cost of funds on non-maturity deposits, as well as the prepayment and maturities of FHLB borrowings.

Net interest margin for the nine months ended September 30, 2021 decreased by 7 basis points to 2.07% from 2.14% for the nine months ended September 30, 2020. The yield on average interest earning assets decreased by 58 basis points mostly due to higher cash balances with minimal yield. The yield on average loans decreased by 10 basis points and the overall cost of average interest bearing liabilities decreased 53 basis points.

Non-interest Income. Non-interest income of $0.5 million for the three months ended September 30, 2021 decreased $0.1 million from $0.6 million for the three months ended September 30, 2020. Non-interest income of $1.8 million for the nine months ended September 30, 2021 increased $1.2 million from a non-interest loss of $0.5 million for the nine months ended September 30, 2020.

Non-interest Expense. Non-interest expense increased $20.1 million to $33.1 million for the three months ended September 30, 2021 from $13.0 million for the three months ended September 30, 2020, and decreased $6.5 million to $57.3 million for the nine months ended September 30, 2021 from $63.8 million for the nine months ended September 30, 2020. During the three months ended September 30, 2021 the Company incurred a $9.0 million expense related to the establishment of the Blue Foundry Charitable Foundation, Inc., a $9.2 million expense related to the withdrawal from the defined benefit pension plan, and a $1.4 million expense related to the prepayment of Federal Home Loan Bank of New York borrowings. We expect the exit from the pension plan to occur prior to year end. The Company continues to focus on efficiency initiatives related to implementing scalable technology which will be accretive in future quarters.

Asset Quality. The allowance for loan losses and letters of credit and commitments was $17.1 million at September 30, 2021 compared to $17.3 million at September 30, 2020, of which $1.85 million and $0, respectively, were related to the allowance for letters of credit and commitments. The allowance for loan losses to total loans was 1.22% at September 30, 2021 compared to 1.28% at September 30, 2020, while the allowance for loan losses to non-performing loans was 122% at September 30, 2021 compared to 166% at September 30, 2020. The Company recorded a recovery of provision for loan losses of $0.3 million and $1.7 million for the three and nine months ended September 30, 2021, respectively, compared with provisions of $1 thousand and $2.8 million for the three and nine months ended September 30, 2020, respectively.

Non-performing loans totaled $12.5 million at September 30, 2021 compared to $12.9 million at December 31, 2020 and $10.4 million at September 30, 2020.

Income Tax Expense. The Company recognized an income tax benefit of $6.2 million for the three months ended September 30, 2021 compared to an income tax benefit of $1.1 million for the three months ended September 30, 2020, and an income tax benefit of $6.5 million for the nine months ended September 30, 2021 compared to an income tax benefit of $6.5 million for the nine months ended September 30, 2020.

About Blue Foundry

Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Dedicated to individual support, Blue Foundry Bank offers a comprehensive line of products and services including personal and business banking and lending, to support clients’ financial goals and investment for growth. With its Universal Bankers acting more as partners, the process will be less about banking and more about living. To learn more about Blue Foundry, go to www.bluefoundrybank.com or call our Customer Service Center at 1-888-931-BLUE.

Forward Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: conditions related to the recent global coronavirus outbreak that has and will continue to pose risks and could harm our business and results of operations; general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums; changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; a failure or breach of our operational or security systems or infrastructure, including cyber-attacks; the inability of third party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related there to; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; the ability of the U.S. Government to manage federal debt limits; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2021 (Unaudited) and December 31, 2020
(Dollars in thousands)

	September 30, 2021	December 31, 2020
	(In thousands)
ASSETS
Cash and cash equivalents	$324,291	$316,445
Securities available for sale, at fair value	314,146	244,587
Assets held for sale	6,117	5,295
Securities held to maturity (fair value of $23,147 at September 30, 2021 and $6,979 at December 31, 2020)	23,325	7,005
Restricted stock, at cost	12,976	16,860
Loans receivable, net of allowance of $15,248 at September 30, 2021 and $16,959 at December 31, 2020	1,238,975	1,267,114
Real estate owned, net	624	624
Interest and dividends receivable	5,706	5,749
Premises and equipment, net	26,648	19,569
Right-of-use assets	26,101	24,878
Bank owned life insurance	21,547	21,186
Other assets	23,877	13,234
Total assets	$2,024,333	$1,942,546

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,265,617	$1,356,184
Advances from the Federal Home Loan Bank	247,600	329,400
Advances by borrowers for taxes and insurance	10,165	10,841
Lease liabilities	27,293	25,535
Other liabilities	25,423	14,986
Total liabilities	1,576,098	1,736,946

Shareholders’ equity
Common stock $0.01 par value; 28,522,500 shares authorized; 28,522,500 shares issued and outstanding	285	10
Additional paid-in capital	281,786	822
Retained earnings	189,081	205,799
Unallocated common shares held by ESOP	(22,405)	—
Accumulated other comprehensive income (loss)	(512)	(1,031)
Total shareholders’ equity	448,235	205,600
Total liabilities and shareholders’ equity	$2,024,333	$1,942,546

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Operations
(Dollars in Thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Interest income:
Loans	$12,044	$13,412	$36,362	$41,577
Taxable investment income	1,901	1,578	5,064	5,385
Non-taxable investment income	128	147	392	487
Total interest income	14,073	15,137	41,818	47,449
Interest expense:
Deposits	1,651	3,796	6,848	12,611
Borrowed funds	1,318	1,712	4,357	5,090
Total interest expense	2,969	5,508	11,205	17,701
Net interest income	11,104	9,629	30,613	29,748
(Recovery of) provision for loan losses	(338)	1	(1,699)	2,754
Net interest income after (recovery of) provision for loan losses	11,442	9,628	32,312	26,994
Noninterest income:
Fees and service charges	347	399	1,410	1,319
Gain (Loss) on premises and equipment	7	—	(79)	—
Write-down of real estate owned	—	—	—	(1,390)
Other	135	212	444	605
Total other income (loss)	489	611	1,775	534
Noninterest expense:
Compensation and employee benefits	5,931	6,125	18,321	17,694
Loss on pension withdrawal	9,232	—	9,232	—
Occupancy and equipment	1,853	1,504	5,849	4,246
Loss on assets held for sale	—	—	21	12,765
Data processing	1,781	955	5,432	2,719
Prepayment Fees	1,401	843	1,401	843
Advertising	603	1,090	1,595	1,738
Professional services	875	1,779	2,819	6,257
Directors fees	136	123	413	370
Provision for commitments and letters of credit	1,245	—	541	—
Federal deposit insurance	130	131	384	200
Goodwill impairment	—	—	—	15,460
Contribution to Charitable Foundation	9,000	—	9,000	—
Other	931	452	2,282	1,469
Total operating expenses	33,118	13,002	57,290	63,761
Loss before income tax expense	(21,187)	(2,763)	(23,203)	(36,233)
Income tax expense (benefit)	(6,217)	(1,098)	(6,485)	(6,489)
Net loss	$(14,970)	$(1,665)	$(16,718)	$(29,744)

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands except for share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Performance Ratios (%)
Return (loss) on average assets	(2.77)	(0.09)	(0.81)	(1.54)
Return (loss) on average equity	(15.15)	(0.81)	(6.21)	(13.61)
Interest rate spread (1)	1.96	1.91	1.91	1.95
Net interest margin (2)	2.15	2.06	2.07	2.14
Efficiency ratio (3)	285.67	126.99	176.89	210.56
Average interest-earning liabilities to average interest-bearing liabilities	133.42	114.21	122.00	114.36
Tangible equity to tangible assets (end of period)			22.14	10.78
Book value per share (4)			15.72	N/A
Tangible book value per share (4)			15.70	N/A

Asset Quality
Non-performing loans			12.5	10.4
Real estate owned, net			0.6	0.6
Non-performing assets			13.1	11.0
Allowance for loan losses as a percent of total loans (%)			1.22	1.28
Allowance for loan losses as a percent of non-performing loans (%)			122.35	166.31
Non-performing loans as a percent of total loans (%)			1.00	0.77
Non-performing assets as a percent of total assets (%)			0.65	0.57
Net charge-offs to average outstanding loans during the period (%)	—%	—%	—%	—%

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.
(3) Efficiency ratio represents non-interest expense divided by the sum of net interest income plus non-interest income.
(4) Per share metrics computed using 28,522,500 total shares outstanding

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Dollars in Thousands) (Unaudited)

	Three Months Ended September 30,
	2021			2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollar in thousands)
Assets:
Loans	$1,251,343	12,044	3.86%	$1,393,319	13,412	3.86%
Mortgage-backed securities	165,170	762	1.85%	126,797	662	2.09%
Other investment securities	163,393	871	2.14%	127,338	755	2.38%
FHLB stock	14,442	183	5.09%	17,667	257	5.84%
Cash and cash equivalents	473,797	213	0.18%	206,606	51	0.10%
Total interest-bearing assets	2,068,145	14,073	2.73%	1,871,727	15,137	3.24%
Non-interest earning assets	97,287			75,276
Total assets	$2,165,432			$1,947,003
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	687,470	242	0.14%	530,070	360	0.27%
Time deposits	580,499	1,409	0.97%	756,758	3,436	1.82%
Interest-bearing deposits	1,267,969	1,651	0.52%	1,286,828	3,796	1.18%
FHLB advances	282,153	1,318	1.87%	352,052	1,712	1.95%
Total interest-bearing liabilities	1,550,122	2,969	0.77%	1,638,880	5,508	1.35%
Non-interest bearing deposits	176,045			45,581
Non-interest bearing other	42,907			55,506
Total liabilities	1,769,074			1,739,967
Total shareholders' equity	396,358			207,036
Total liabilities and shareholders' equity	$2,165,432			$1,947,003
Net interest income		11,104			9,629
Net interest rate spread (1)			1.96%			1.91%
Net interest margin (2)			2.15%			2.06%

	Nine Months Ended September 30,
	2021			2020
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollar in thousands)
Assets:
Loans	$1,274,274	36,362	3.82%	$1,416,235	41,577	3.92%
Mortgage-backed securities	153,031	2,201	1.92%	125,535	2,148	2.29%
Other investment securities	139,909	2,324	2.22%	128,151	2,414	2.52%
FHLB stock	15,662	585	5.00%	17,539	728	5.54%
Cash and cash equivalents	394,656	346	0.12%	170,266	582	0.46%
Total interest-bearing assets	1,977,532	41,818	2.83%	1,857,726	47,449	3.41%
Non-interest earning assets	84,360			71,222
Total assets	$2,061,892			$1,928,948
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	663,581	835	0.17%	493,467	1,045	0.28%
Time deposits	648,672	6,013	1.24%	782,001	11,566	1.98%
Interest-bearing deposits	1,312,253	6,848	0.70%	1,275,468	12,611	1.32%
FHLB advances	308,614	4,357	1.89%	348,950	5,090	1.95%
Total interest-bearing liabilities	1,620,867	11,205	0.92%	1,624,418	17,701	1.46%
Non-interest bearing deposits	126,933			46,939
Non-interest bearing other	44,684			39,053
Total liabilities	1,792,484			1,710,410
Total shareholders' equity	269,408			218,538
Total liabilities and shareholders' equity	$2,061,892			$1,928,948
Net interest income		30,613			29,748
Net interest rate spread (1)			1.91%			1.95%
Net interest margin (2)			2.07%			2.14%
(1) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Adjusted Pre-Provision Net Revenue (Non-GAAP)
(Dollars in Thousands) (Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Blue Foundry's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Blue Foundry's financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Blue Foundry strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)
Adjusted pre-provision net revenue:
Net interest income	11,104	9,629	30,613	29,748
Other Income	489	611	1,775	534
Operating Expenses, excluding provision for commitments and letters of credit	(31,873)	(13,002)	(56,749)	(63,761)
Pre-provision net revenue	(20,280)	(2,762)	(24,361)	(33,479)
Add: Prepayment fees	1,401	843	1,401	843
Add: Loss on pension withdrawal	9,232	—	9,232	—
Add: Charitable contribution	9,000	—	9,000	—
Add: Goodwill impairment	—	—	—	15,460
Add: Loss on assets held for sale	—	—	21	12,765
Pre-provision net revenue, as adjusted	$(647)	$(1,919)	$(4,707)	$(4,411)